                                                       Exhibit 10(a)

          THIS TRUST AGREEMENT, dated as of September 1, 1998, by and between INTERSTATE GENERAL COMPANY L.P., a Delaware limited partnership ("IGC") and MARK AUGENBLICK, HANS HERTELL, THOMAS B. WILSON, and J. MICHAEL WILSON (the "Trustees").

                           W I T N E S S E T H:

          WHEREAS, IGC is the owner of 870,000 shares of the outstanding common stock, $0.10 par value per share ("CWT Common Stock"), of Caribe Waste Technologies, Inc., a Puerto Rico corporation ("CWT");

          WHEREAS, IGC is the owner of 870,000 shares of the outstanding common stock, $0.10 par value per share ("IWT Common Stock"), of Interstate Waste Technologies, Inc., a Delaware corporation ("IWT");

          WHEREAS, IGC wishes to deposit all such shares of the CWT Common Stock and the IWT Common Stock currently held by IGC (collectively, the "Common Stock") in an independent trust (the "Trust");

          WHEREAS, the Common Stock represents all of the issued and outstanding shares of CWT and IWT except for founder shares held by certain key employees of CWT and IWT ("Founder Stock");

          WHEREAS, the Trustees are willing to act as trustees pursuant to the terms of this Trust Agreement and to carry out its purposes.

          NOW, THEREFORE, the parties hereto agree as follows:

          1. IGC hereby appoints Mark Augenblick, Hans Hertell, Thomas B. Wilson, and J. Michael Wilson as Trustees hereunder, and Mark Augenblick, Hans Hertell, Thomas B. Wilson, and J. Michael Wilson each hereby accepts said appointment and agrees to act as Trustee under this Trust Agreement as provided herein.

          2. (a) IGC agrees that it will cause to be delivered to the Trustees the certificate or certificates representing the Common Stock, which certificates shall be duly endorsed or accompanied by proper instruments duly executed for transfer thereof to the Trustees. All shares of the Common Stock at any time deposited hereunder are hereinafter called the "Trust Stock". The Trustees shall cause all certificates representing Trust Stock to be surrendered to and cancelled by CWT and IWT, and new certificates therefor to be issued and delivered to the Trustees. Such certificates shall be registered in the names of the Trustees, as trustees under this Trust. The Trustees shall hold the Trust Stock until the Trust terminates as provided in Paragraph 7 or as otherwise provided in Paragraph 8.

               (b) The Trustees shall also hold such assets as may from time to time be delivered to them pursuant to this Trust Agreement. The Trust Stock and all other assets held by the Trustees under this Trust Agreement are referred to herein as the Trust Assets.

          3. This Trust Agreement shall be irrevocable by IGC and its affiliates, except in accordance with Paragraph 7 hereof, and shall terminate only in accordance with the provisions of Paragraph 7 hereof.

          4. The Trustees shall manage the Trust Assets in a prudent manner, provided that they are specifically authorized to retain the Trust Stock as a Trust Asset subject to Paragraph 7. Unless otherwise directed by a court of competent jurisdiction, the Trustees shall be entitled and it shall be their duty to exercise any and all voting rights in respect of the Trust Stock either in person or by proxy, as hereinafter provided. Except as provided in Paragraph 10, the Trustees shall not exercise voting or any other powers under this Trust Agreement to create dependence or an intercorporate relationship between (i) IGC and its affiliates, on the one hand, and (ii) CWT, IWT and their affiliates, on the other hand, or to elect any person as a director of CWT or IWT who has been found by a court of competent jurisdiction to have violated any federal or state environmental law. This Paragraph 4 shall be construed in a manner consistent with the intention of the parties that the conduct of the business and affairs of CWT and IWT shall be separate from and in no way under the control of IGC but shall be independently managed and directed by the Trustees who shall have full power and authority to act as owners of the Trust Stock. (Wherever used in this Trust Agreement, the term "affiliate" or "affiliates" shall mean a person controlling, controlled by or under common control with such entity.) The provisions of this Paragraph 4 shall not prohibit a Trustee from serving as a director or officer of IGC or one or more of its affiliates.

          5. Subject to the provisions of Paragraphs 4 and 6 hereof, the Trustees shall have the following powers and authority in the investment and administration of the Trust Assets, in their discretion:

               (a) To purchase, receive, or subscribe for securities or other property and to retain in trust such securities or other property.

               (b) To sell for cash or on credit or otherwise to dispose of any securities or other property at any time held by them; to grant options, convert, redeem, exchange for other securities or other property; to write call options against or other forms of options directly related to any such call option outstanding; or to enter into stand-by agreements for future investment, either with or without a stand-by fee.

               (c) To settle, compromise, or submit to arbitration, any claims, debts, or damage, due or owing with respect to Trust Assets, to commence or defend suits or legal proceedings and to represent the Trust in all suits or legal proceedings with respect to Trust Assets.

               (d) To exercise any conversion privilege or subscription right available in connection with any securities or other property at any time held by them; to oppose or to consent to the reorganization, consolidation, merger, or readjustment of the finances of any corporation, company, or association any of the securities of which may at any time be held by them and to do any act with reference thereto, including the exercise of options and the making of agreements or subscriptions, which may be deemed necessary or advisable in connection therewith; and to hold and retain any securities or other property which it may so acquire.

               (e) To exercise, personally or by general or limited power of attorney, any right, including the right to vote, appurtenant to any securities or other property held by them at any time.

               (f) To borrow money in such amounts and upon such terms and conditions as shall be deemed advisable or proper to carry out the purposes of this Trust Agreement and to pledge any securities or other property for the repayment of any such loan; provided, however, that no such loans shall be made by the Trustees individually.

               (g) To hold part or all of the Trust Assets uninvested as the Trustees may from time to time deem to be in the best interest of the Trust.

               (h) To employ suitable agents and counsel and to pay their reasonable expenses and compensation.

               (i) To register any securities held by them hereunder in their names or in the name of a nominee with or without the addition of words indicating that such securities are held in a fiduciary capacity and to hold any securities in bearer form and to deposit any securities or other property in a depository or clearing corporation.

               (j) To employ advisors, including investment advisors, which may, but need not, be affiliates of any person serving as Trustee hereunder.

               (k) To form corporations and to create trusts to hold title to any securities or other property, all upon such terms and conditions as may be deemed advisable.

               (l) To make, execute, and deliver any and all deeds, leases, mortgages, conveyances, contracts, waivers, releases, or other instruments in writing necessary or proper for the accomplishment of any of the foregoing powers.

               (m) Generally to do all acts, whether or not expressly authorized, which the Trustees are legally authorized to do as shareholders under applicable corporate law and which they deem necessary or desirable for the protection or enhancement of the Trust Assets and which are not otherwise expressly prohibited under this Trust Agreement.

          6. Prior to the termination of this Trust as hereinafter provided, the Trustees shall, immediately following the receipt of each cash dividend or other monetary distribution as may be declared and paid upon the Trust Stock, pay the same over to IGC. The Trustees shall receive and hold dividends other than cash upon the same terms and conditions as the Trust Stock.

          7. (a) IGC may only terminate this Trust in accordance with the provisions of this Paragraph 7(a).

                    (i) IGC may terminate this Trust at any time by notice in writing to the Trustees, but such termination shall not take effect until the Trustees have disposed of the Trust Assets in accordance with Paragraph 7(b).

                    (ii) In the event IGC determines to liquidate and dissolve, IGC shall immediately notify the Trustees of such intent which shall be deemed a notice of termination under Paragraph 7(a)(i) hereof.

                    (iii) Unless sooner terminated pursuant to any other provision herein contained, this Trust Agreement shall terminate on June 30, 2018.

               (b) Upon receipt of notice under Paragraphs 7(a)(i) or (ii) or, in the case of termination under Paragraph 7(a)(iii), the Trustees shall immediately commence and use their best efforts to complete as promptly as possible the disposition of Trust Assets as follows:

                    (i) the Trustees shall negotiate the private sale of the Trust Assets for cash on such terms and conditions as the Trustees in their sole discretion shall determine, provided that neither IGC nor any affiliate of IGC shall be eligible to purchase the Trust Stock, and the Trustees shall distribute such proceeds to IGC, or

                    (ii) the Trustees shall distribute the Trust Stock (either or both of the CWT Common Stock and the IWT Common Stock if held by the Trust) directly to the Unitholders of IGC as of a date determined by the Trustees, shall sell all other Trust Assets for cash and distribute such proceeds directly to IGC, and shall cause CWT and/or IWT, as applicable, to use their reasonable best efforts to make such filings with the Securities and Exchange Commission and state securities commissions and to take all such other actions as may be necessary or appropriate to effect such distribution of the Trust Stock to the Unitholders of IGC.

The determination of which course of action to pursue shall be solely in the discretion of the Trustees.

          8. Notwithstanding the provisions of Paragraph 7 above, at such time as the Trustees determine in the exercise of their judgment that the economic performance of CWT or IWT is sufficient to create a viable public market for the common stock of such company, the Trustees shall: (a) distribute the Trust Stock of such company to IGC's unitholders, (b) effect a public sale of the Trust Stock of such company and remit the net proceeds to IGC, (c) effect a private sale of such shares or effect a merger with or acquisition of such company by an unrelated third party and remit the net cash received to IGC. Unless directed by the Board of Directors of IGC to distribute any proceeds other than cash to IGC's Unitholders, the Trustees shall hold any proceeds other than cash upon the same terms and conditions as the Trust Stock. Any agreement for the disposition of Trust Stock, other than to IGC or its unitholders, shall offer the same rights to the holders of Founder Stock in such company.

          9. Each of the Trustees who is not a director of CWT or IWT shall be entitled to receive $15,000 per year as compensation for all services rendered by him as Trustee under the terms hereof, together with the reimbursements of all counsel fees or other expenses reasonably incurred by him hereunder. All such amounts shall be promptly paid by IGC.

IGC shall be entitled to reasonable documentation of such expenses. Each Trustee who serves as a director of CWT and/or IWT shall also be entitled, if provided, to directors fees and reimbursement of expenses of attending meetings of CWT or IWT, as the case may be.

          10. IGC, from time to time as reasonably requested by the Trustees, shall advance or cause to be advanced to the Trust such funds as may be required to pay the expenses of the Trustees and such additional funds as may be required to pay any additional expenses of the Trust, including any cash requirements of the Trust in excess of its available cash. Nothing in this Trust Agreement shall preclude CWT or IWT from borrowing from IGC such sums as they may require. Such advances shall be subject to the approval of the Board of Directors of IGC. All advances under this Paragraph 10 shall be in the form of loans to the Trust on the following terms: (i) the loan shall bear interest at 1% over the Prime Rate published from time to time in The Wall Street Journal on the outstanding balance of an advance; and (ii) the maturity of each advance shall be not less than 36 months from the date of such advance.

          11. (a) The Trustees shall pay out of the Trust Assets all income taxes and other taxes of any kind levied or assessed against the Trust under existing or future laws.

               (b) The Trustees shall withhold from all amounts distributed, or deemed distributed, from the Trust any withholding taxes that they are required to withhold by law and shall remit such taxes to the appropriate government agency.

               (c) Any and all reasonable and proper expenses of administration of the Trust, including counsel fees, shall be paid by the Trust.

          12. The Trustees shall keep full and accurate records of all Trust receipts and disbursements. Any financial statements, books, and records with respect to the Trust shall be open to inspection by IGC or its representatives at all reasonable times during business hours of the Trustees. Within ninety (90) days of the close of each calendar year, or termination of the Trust, the Trustees shall render to IGC a written report of their acts and transactions as Trustees hereunder since the end of the last such reporting period.

          13. The Trustees shall be liable only for the Trustees' own acts or omissions occasioned by the gross negligence or intentional wrongdoing of the Trustees and shall not be responsible for the acts or omissions of any predecessor or successor Trustee. The Trustees shall not be personally liable for any obligations or liabilities of the Trust.

          14. The Trustees shall not be answerable for the default or misconduct of any agent or attorney appointed by them in pursuance hereof if such agent or attorney shall have been selected with reasonable care. The duties and responsibilities of the Trustees shall be limited to those expressly set forth in this Trust Agreement. The Trustees shall not be responsible for the sufficiency or accuracy of the form, execution, validity or genuineness of the Trust Stock, or of any documents, or of any endorsement thereon, or for any lack of endorsement thereof, or for any description therein, nor shall the Trustees be responsible or liable in any respect on account of the identity, authority or rights of the persons executing or delivering or purporting to execute or deliver any such Trust Stock or document or endorsement on this Trust Agreement, except for the execution and delivery of this Trust Agreement by the Trustees. IGC agrees that it will at all times protect, indemnify and save harmless the Trustees from any loss, cost, or expense of any kind or character whatsoever in connection with this Trust except those, if any, growing out of the gross negligence or willful misconduct of the Trustees, and will at all times itself undertake, assume full responsibility for, and pay all cost and expense of any suit or litigation of any character, with respect to the Trust Stock or this Trust Agreement, and if the Trustees shall be made a party thereto, IGC will pay all costs and expenses, including counsel fees, to which the Trustees may be subject by reason thereof. The Trustees may consult with counsel of their choosing and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or omitted or suffered by the Trustees hereunder in good faith and in accordance with such opinion.

          15. Actions may be taken by the Trustees on behalf of the Trust upon approval by a majority of the Trustees.

          16. To the extent requested to do so by IGC, the Trustees shall from time to time furnish to IGC full information with respect to (i) all property theretofore delivered to them as Trustees, (ii) all property then held by them as Trustees, and (iii) all action theretofore taken by it as Trustees. The Trustees or any of them may at any time, or from time to time, submit to the Board of Directors of IGC an accounting showing the receipts and disbursements of the Trust for the period shown in sufficient detail to identify the source of all receipts and the payees of any disbursement and the nature thereof. The Board of Directors of IGC shall have sixty (60) days from the date of receipt of such accounting to object, by notice to the Trustee or Trustees submitting such accounts, to any item included therein. The acceptance by the Board of Directors of IGC of such accounting, or, in lieu of such acceptance, the failure of the Board of Directors of IGC to notify the Trustee or Trustees submitting such accounting of any objection by notice within such sixty (60) days shall be deemed to be an acceptance thereof, and the Trustee or Trustees submitting such accounting shall thereafter be relieved and forever discharged from any responsibility with respect to the matters disclosed in such accounting. Any notice provided for in this paragraph shall be in writing and shall be sent to the addressee at his regular business address or, in lieu thereof, to his principal residence by registered mail, return receipt requested, by facsimile transmission with telephonic acknowledgment of receipt or by hand delivery by courier or other service. The date of receipt shall be the date of such notice.

          17. A Trustee, or any trustee hereafter appointed, may at any time resign by giving sixty (60) days' written notice of resignation to each other Trustee and IGC. Upon receiving such notice of resignation, the remaining Trustee(s) shall within 15 days appoint a successor trustee. To the extent practical, at all times at least one Trustee shall be a person who is not affiliated as a director, officer or employee of IGC or of any of its affiliates other than CWT or IWT. If the resigning Trustee is the last Trustee in office, such resignation shall not become effective until at least one successor Trustee shall have been appointed and shall have accepted appointment. Upon receipt by the remaining Trustee(s) of the resignation of a Trustee or, if the resigning Trustee is the last remaining Trustee upon written assumption by the successor trustee of the Trustee's powers and duties hereunder, a copy of the assumption shall be delivered by the Trustees to IGC, whereupon the resigning Trustee shall be discharged of his powers and duties hereunder and the successor trustee shall become vested therewith. No person shall be appointed as Trustee who would not be eligible under this Trust Agreement to be elected as a director of CWT or IWT.

          18. This Trust Agreement may not be modified or amended and shall remain in full force and effect until terminated as provided herein.

          19. The provisions of this Trust Agreement and of the rights and obligations of the parties hereunder shall be governed by the laws of Maryland.

          20. The establishment of this Trust Agreement shall not be construed as conferring any legal rights upon any person not a party to this Trust Agreement.

          21. This Trust Agreement is executed in quintuplicate, each of which shall constitute an original, and one of which shall be retained by IGC, the others of which shall be held by the Trustees. A copy of this Trust shall be lodged at the registered office of CWT and IWT.

          22. This Trust Agreement shall be binding upon the successors and assigns of the parties hereto, including without limitation successors to IGC by merger, consolidation or otherwise.

          IN WITNESS WHEREOF, Interstate General Company L.P. has caused this Trust Agreement to be executed, and each of the Trustees has executed this Trust Agreement the day and year first above written.

                         INTERSTATE GENERAL COMPANY L.P.


                         By  /s/ James J. Wilson
                           --------------------------


                         /s/ Mark Augenblick
                         ___________________________
                         MARK AUGENBLICK


                         /s/ Hans Hertell
                         ___________________________
                         HANS HERTELL


                         /s/ Thomas B. Wilson
                         ___________________________
                         THOMAS B. WILSON


                         /s/ J. Michael Wilson
                         ___________________________
                         J. MICHAEL WILSON